Exhibit 10-O


          Mr. Ira H. Jolles
          November 1, 1996
          Page 1

                                   November 1, 1996


          Mr. Ira H. Jolles
          610 West End Avenue
          New York, New York 10024

          Dear Ira:

               The purpose of this letter is to amend and restate the letter agreement dated September 18, 1995 between you, GPU, Inc.
          (GPU) and GPU Service, Inc. (GPUS). That letter (the "Prior Agreement") amended and restated a letter agreement dated September 8, 1994 between you, GPU and GPUS that in turn amended and restated a letter agreement dated March 24, 1992 between you, GPU and GPUS that in turn amended and restated a letter agreement dated December 13, 1989 between you, GPU and GPUS that set forth the terms of your employment, effective January 1, 1990, as Senior Vice President and General Counsel of GPU and as Executive Vice President and General Counsel of GPUS, as well as the agreement between you, GPU and GPUS with respect to your pension arrangements.

               Upon your agreement to this amendment and restatement as provided on the last page hereof, this letter agreement (the "Agreement") shall supersede and replace, in its entirety, the Prior Agreement.

          Section 1. Election to Other GPU Offices and Source of Your Compensation.

               You will be a director of GPUS.

               Your compensation and other benefits from the GPU System will be paid to you by GPUS. You will not receive separate or additional compensation for serving as a director or officer of GPU or any GPU System company other than GPUS. Payment of your compensation and the other benefits payable to you pursuant to this Agreement shall be obligations of both GPU and GPUS. Your other unfunded employee benefits payable by GPUS will be guaranteed by GPU to the extent covered under the latter's guarantee of unfunded benefits for all GPUS officers.

          Section 2.     Effective Date of Employment and Initial Base
                         Salary.

               Your effective date of employment will be January 1, 1990. Your Base Salary will be determined from time to time by the GPU Board of Directors and initially will be $284,000.





          Mr. Ira H. Jolles
          November 1, 1996
          Page 2


          Section 3.     Retirement Provisions.

               (a) You will be a participant in the GPUS Employee Pension Plan and the GPUS Supplemental and Excess Benefits Plan (the "Retirement Plans") and, by reason of the services rendered by you in accordance with this Agreement, you will accrue benefits, commencing as of January 1, 1990, in accordance with the terms of such Retirement Plans, as the Retirement Plans may be in effect from time to time.

               (b) Under the terms of the present Retirement Plans, your Normal Retirement Date under those plans is the last day of the month in which you reach your sixty-fifth birthday (December 12, 2003). It is anticipated that you will retire on your Normal Retirement Date. If you do retire on or after that date, you will receive an additional retirement pension from GPU System sources, equal to the additional pension which would have been paid under the Retirement Plans if, in addition to your actual years of creditable service, you had an additional 20 years of past creditable service. Payment of the additional retirement pension will commence on the first day of the month following the month in which you so retire.

               (c) GPUS has in effect Short-Term and Long-Term Disability Income Plans that provide coverage, up to your Normal Retirement Date, for employees meeting the requirements of such Plans. If you are receiving Disability Income under either such Plan at the time you reach your Normal Retirement Date, you will thereafter receive an additional retirement pension from GPU System sources equal to the additional pension which would have been paid under the Retirement Plans if, in addition to your actual years of creditable service, you had an additional 20 years of past creditable service.

               (d) If your employment within the GPU System shall be terminated (i) as a result of an "Involuntary Termination" (as defined below) at any time within two (2) years following the occurrence of a "Change in Control" (as defined in Appendix A hereto), or (ii) by GPU or GPUS without "Cause" (as defined in Appendix A hereto), then you will receive from GPU System sources an additional retirement pension, equal to the additional pension which would have been paid under the Retirement Plans if, in addition to your actual years of creditable service, you had an additional twenty (20) years of past creditable service. Payment of the additional retirement pension will commence on the first day of the month following the month in which your employment is so terminated.

               For purposes of clause (i) above, "Involuntary Termination" shall mean (A) the termination of your employment within the GPU
          System by GPU, or (B) a termination by you (x) for "Good Reason"





          Mr. Ira H. Jolles
          November 1, 1996
          Page 3


          (as defined in Appendix A hereto) or (y) as the result of any other material adverse change in the conditions of your employment within the GPU System. If the termination of your employment by GPU is (1) within six (6) months prior to a Change in Control or (2) prior to the date of a Change in Control but you reasonably demonstrate that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, such termination shall be deemed to have occurred after a Change in Control.

               (e) If your employment within the GPU System shall terminate for any reason, other than by death or retirement or termination in accordance with paragraphs (b), (c) or (d) above, you will receive from GPU System sources an additional retirement pension equal to the additional pension which would have been paid under the Retirement Plans if, in addition to your actual years of creditable service, you had an additional number of years of past creditable service determined in accordance with the following table (employing straight-line interpolation for fractional years of actual GPU employment):

                    Years of Actual          Additional Number of Years
                    GPU Employment           of Past Creditable Service

                         1                             2.0
                         2                             3.5
                         3                             5.0
                         4                             6.0
                         5                             7.0

                         6                             8.0
                         7                             8.5
                         8                             9.0
                         9                             9.5

                         10                            10.0
                         11                            12.5
                         12                            15.0
                         13                            17.5
                         14                            20.0

               Payment of the additional retirement pension payable to you under this paragraph (e) shall commence on the first day of the month following the month in which your employment so terminates.

               (f) For purposes of determining the amount of the additional retirement pension payable to you under paragraphs
          (b), (c), (d) or (e) above, it shall be assumed that the pension





          Mr. Ira H. Jolles
          November 1, 1996
          Page 4


          payable to you under the Retirement Plans is payable in the form of a single life annuity, and that payment of such pension will commence on the same date as payment of your additional retirement pension hereunder will commence.

               The additional retirement pension payable to you hereunder shall be paid to you in the form of a single life annuity unless you are married on the date as of which payment of such pension is to commence, in which event it shall be paid in the form described as Option 2 in Section 10.1 of the GPUS Employee Pension Plan, with your spouse as your beneficiary.

               (g) If you should die before you start to receive the additional pension payable to you under paragraph (b), (c), (d) or (e), your surviving spouse, if any, will receive, for the rest of her life from GPU System sources, 100% of the pension which would have been payable to you under the Retirement Plans and 100% of the additional retirement pension which would have been payable to you in accordance with paragraph (e), had you terminated employment on the date of your death. Such payments to your surviving spouse shall commence on the first day of the month following the month of your death.

               To the extent your surviving spouse does not receive such pension from the Retirement Plans, she will receive it from GPU System sources.

               (h) Retirement or pension benefits from prior employers to which you are now, or may in the future be, entitled will not be applied against the pension benefits payable to you pursuant to this Section and you are free to elect to receive such other pension benefits when, and in such manner as, you choose.

          Section 4.     Supplemental Pension.

               Upon your retirement on any date subsequent to the date of this letter (the date as of which you so retire is referred to herein as your "Retirement Date") you shall be entitled to receive from GPU System sources, in addition to the additional retirement pension payable to you pursuant to Section 3 hereof, a supplemental pension, which shall be payable upon the following terms and conditions:

               (a) The supplemental pension payable to you hereunder, when expressed as a single life annuity, shall be a monthly amount of income equal to the amount, if any, by which either (i)
          $10,825.75 for each month beginning after your Retirement Date and before the month beginning after your 62nd birthday, or (ii) $10,325.75 for each month beginning after the later of your Retirement Date or your 62nd birthday, exceeds (iii) the aggregate pension amount payable to you for such month under the






          Mr. Ira H. Jolles
          November 1, 1996
          Page 5


          Retirement Plans and Section 3 hereof, determined for this purpose without taking into account (x) any Additional Pension amount payable to you under the GPUS Employee Pension Plan, and
          (y) the 20% increase in the pension amounts payable to you under the Retirement Plans and Section 3 hereof during the first 12 months following your retirement. For purposes of the foregoing, if any part of the aggregate pension amount payable to you under the Retirement Plans or Section 3 hereof is not payable in the form of a single life annuity commencing on the first day of the month following your Retirement Date, the pension amount referred to in (iii) above shall be determined as if such part were so payable.

               (b) The supplemental pension shall be paid to you in the same form, and payments shall commence at the same time, as payment of the additional retirement pension provided for under
          Section 3 hereof.

               (c) If you should die before you start to receive your supplemental pension, your surviving spouse, if any, shall be entitled to receive from GPU System sources an annuity payable to her for her lifetime in a monthly amount equal to 100% of the supplemental pension that would have been payable to you hereunder if you had not died, if you had retired on the last day of the month in which your death occurs, and if you had not been married on such last day.

               (d) With each monthly payment of the supplemental pension payable to you during the first 12 months following your Retirement Date, you shall be entitled to receive an additional amount equal to 20% of the amount of such monthly payment; provided, however, that if clause (i) of paragraph (a) above applies in calculating the supplemental pension amount payable for such month, the additional amount payable to you for such month under this paragraph (d) shall be equal to 20% of the supplemental pension amount that would be payable to you for such month if clause (ii) instead of clause (i) of paragraph (a) were applicable in calculating the amount of your supplemental pension payment for such month.

          Section 5.     Special Distribution of Benefits.

               Notwithstanding any other provision of this Agreement or the Retirement Plans to the contrary, or any other form of distribution provided for or optional form of distribution otherwise elected under this Agreement or the Retirement Plans, you shall be permitted to make a special distribution election to have the additional retirement pension payable pursuant to
          Section 3 hereof and the supplemental pension payable pursuant to
          Section 4 hereof distributed in the form of a single lump sum payment in the event of your termination of employment within the





          Mr. Ira H. Jolles
          November 1, 1996
          Page 6


          GPU System (a) by any GPU System company (1) within six (6) months prior to a Change in Control or (2) prior to a Change in Control but which you reasonably demonstrate (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, or (b) for any reason within the two (2) year period following the occurrence of a Change in Control; provided, however, that such election shall be effective only if it is made either (y) at least twenty-four (24) months prior to such termination of your employment, or (z) if such termination of your employment is due to your death or is the result of an Involuntary Termination as defined in Section 3(d) hereof, at least one year prior to such Change in Control. Any special election made hereunder may be revoked, and a new special election may be made, at any time; provided, however, that any such revocation or new election shall be effective only if it is made within the election period specified in clause (y) or (z) of the preceding sentence. Any special election, or revocation of a special election, that may be made hereunder shall be made in writing, on a form furnished to you for such purposes by the Administrative Committee of the GPUS Employee Pension Plan. The lump sum payment to be made to you hereunder shall be in an amount that is "Actuarially Equivalent" (as defined below) to the additional retirement pension and supplemental pension that otherwise would be payable to you hereunder if payment of your additional retirement pension and supplemental pension and the pension payable to you under the Retirement Plans (i) were to commence on your Normal Retirement Date or, if earlier, on the earliest date as of which you could elect to have payment of your pension under the Retirement Plans commence and (ii) were to be made in the form of a single life annuity. The lump sum payment to be made hereunder to your surviving spouse shall be in an amount that is "Actuarially Equivalent" (as defined below) to the pension and the annuity that otherwise would be payable to such spouse pursuant to Section 3(g) and Section 4(c) hereof. The lump sum payment to be made hereunder to you or your surviving spouse shall be made by no later than 30 days following the date of your termination of employment.

               For purposes of this Section 5, "Actuarially Equivalent" shall mean, with respect to any distribution or payment, an actuarially equivalent amount, calculated by using the annual interest rate on 30-year Treasury securities for the second month preceding the calendar year in which such distribution is made or commences, and the mortality table prescribed for purposes of section 417(e)(3)(A)(ii)(I) of the Internal Revenue Code of 1986, as amended (the "Code"). Such annual interest rate and mortality





          Mr. Ira H. Jolles
          November 1, 1996
          Page 7


          table shall be as specified or prescribed by the Commissioner of the Internal Revenue Service for purposes of Section
          417(e)(3)(A)(ii) of the Code in revenue rulings, notices or other guidance.

          Section 6.     Other Benefits.

               To the extent permitted by such plans without requiring prior evidence of insurability or eligibility, you will participate in all GPU benefit plans in which senior GPU executives are eligible to participate, as such plans shall be in effect from time to time. In the case of each such plan that provides a benefit the amount of which depends, directly or indirectly, on the number of years of a participant's service within the GPU System, you shall receive the same benefit amount that would be payable to you under such plan if you were treated as having, in addition to your actual years of services, the number of years of service determined under the table in Section 3(e). The number of additional years of service so determined shall also be taken into account in determining your eligibility to participate in any GPU benefit plan in which senior GPU executives are eligible to participate that requires, as a condition for eligibility, the completion of a specified number of years of service within the GPU System.

               In addition to the supplemental pension described above, you will also receive (i) an extension of coverage in your and your family's health care benefits under the Supplemental and Excess Medical Plan to the third anniversary of the date of your retirement, or your attainment of age 62, whichever is later; and
          (ii) an amended Split-Dollar Agreement with respect to your Senior Executive Life Insurance policy to provide for eligibility to receive full benefits under your policy at age 55 with 10 years of service.

          Section 7.     Nature of Your Rights.

               With respect to your right to receive an additional retirement pension pursuant to Section 3 hereof and the supplemental pension provided for under Section 4 hereof, you shall have the status of a mere unsecured creditor of GPUS and GPU; and this letter agreement shall constitute a mere promise by GPUS and GPU to make payments in the future of such pensions in accordance with the provisions of Sections 3, 4 and 5. It is the intention of the parties hereto that the arrangements set forth in Sections 3, 4 and 5 of this letter agreement regarding your additional retirement pension and supplemental pension shall be treated as unfunded for tax purposes and, if it should be determined that Title I of ERISA is applicable to such arrangements, for purposes of Title I of ERISA.





          Mr. Ira H. Jolles
          November 1, 1996
          Page 8


          Section 8.     Nonassignability.

               Your rights to receive payments with respect to the additional retirement pension and supplemental pension provided for under Sections 3 and 4 of this letter agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by your creditors or creditors of your spouse or any other beneficiary.

               If the foregoing correctly reflects your understanding of the agreement between you and GPU and GPUS, will you please so indicate on the enclosed duplicate copy of this letter which will then constitute a binding agreement between GPU and GPUS, on the one hand, and you, on the other.

                                        GPU, INC.


                                        By:  _____________________________
                                             James R. Leva, Chairman and
                                             Chief Executive Officer


                                        GPU SERVICE, INC.


                                        By:  ____________________________
                                             James R. Leva, Chairman and
                                             Chief Executive Officer



          The foregoing is agreed to by me as
          of the date of this letter.


          _________________________________
                    Ira H. Jolles





                                      APPENDIX A


               Cause.    For purposes of this Agreement, a termination of
          employment is for "Cause" if you have been convicted of a felony or the termination is evidenced by a resolution adopted in good faith by two-thirds of the GPU Board of Directors (the "Board") that you:

               (a) intentionally and continually failed substantially to perform your reasonably assigned duties with GPU or GPUS (other than a failure resulting from your incapacity due to physical or mental illness or from your assignment of duties that would constitute "Good Reason" as hereinafter defined) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance, signed by a duly authorized officer of GPU, has been delivered to you specifying the manner in which you have failed substantially to perform, or

               (b) intentionally engaged in conduct which is demonstrably and materially injurious to GPU; provided, however, that no termination of your employment shall be for Cause as set forth in this clause (b) until (1) there shall have been delivered to you a copy of a written notice, signed by a duly authorized officer of GPU, setting forth that you were guilty of the conduct set forth in this clause (b) and specifying the particulars thereof in detail, and (2) you shall have been provided an opportunity to be heard in person by the Board (with the assistance of your counsel if you so desire).

               No act, nor failure to act, on your part, shall be considered "intentional" unless you have acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that your action or failure to act was in the best interest of GPU. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by you after a written notice of termination is given by you shall constitute Cause for purposes of this Agreement.

               Change in Control.  "Change in Control" shall mean:

                    (1) An acquisition (other than directly from GPU) of any common stock of GPU ("Common Stock") or other voting securities of GPU entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of Common Stock or the combined voting power of GPU's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting







          Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) GPU or (ii) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by GPU (for purposes of this definition, a "Subsidiary"), (B) GPU or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                    (2) The individuals who, as of August 1, 1996, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the Board; provided, however, that if the election, or nomination for election by GPU's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                    (3)  The consummation of:


                              (A)       A merger, consolidation or
                                   reorganization involving GPU, unless
                                   such merger, consolidation or
                                   reorganization is a "Non-Control
                                   Transaction."  A "Non-Control
                                   Transaction" shall mean a merger,
                                   consolidation or reorganization of GPU
                                   where:


                                   (i)                 the shareholders of
                                             GPU, immediately before such
                                             merger, consolidation or
                                             reorganization, own directly
                                             or indirectly immediately
                                             following such merger,
                                             consolidation or
                                             reorganization, at least sixty
                                             percent (60%) of the combined
                                             voting power of the
                                             outstanding voting securities







                                             of the corporation resulting
                                             from such merger or
                                             consolidation or
                                             reorganization (the "Surviving
                                             Corporation") in substantially
                                             the same proportion as their
                                             ownership of the Voting
                                             Securities immediately before
                                             such merger, consolidation or
                                             reorganization,

                                   (ii)           the individuals who were
                                             members of the Incumbent Board
                                             immediately prior to the
                                             execution of the agreement
                                             providing for such merger,
                                             consolidation or
                                             reorganization constitute at
                                             least seventy percent (70%) of
                                             the members of the board of
                                             directors of the Surviving
                                             Corporation, or a corporation,
                                             directly or indirectly,
                                             beneficially owning a majority
                                             of the Voting Securities of
                                             the Surviving Corporation, and


                                   (iii)          no Person other than (w)
                                             GPU, (x) any Subsidiary, (y)
                                             any employee benefit plan (or
                                             any trust forming a part
                                             thereof) that, immediately
                                             prior to such merger,
                                             consolidation or
                                             reorganization, was maintained
                                             by GPU or any Subsidiary, or
                                             (z) any Person who,
                                             immediately prior to such
                                             merger, consolidation or
                                             reorganization had Beneficial
                                             Ownership of twenty percent
                                             (20%) or more of the then
                                             outstanding Voting Securities
                                             or common stock of GPU, has
                                             Beneficial Ownership of twenty
                                             percent (20%) or more of the
                                             combined voting power of the
                                             Surviving Corporation's then
                                             outstanding voting securities
                                             or its common stock.

                              (B)       A complete liquidation or
                                   dissolution of GPU; or







                              (C)       The sale or other disposition of
                                   all or substantially all of the assets
                                   of GPU to any Person (other than a
                                   transfer to a Subsidiary).

                    Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by GPU which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by GPU, and after such share acquisition by GPU, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

               Good Reason. (a) For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the following events or conditions:

                    (1) a change in your status, title, position or responsibilities (including reporting responsibilities) which, in your reasonable judgment, represents an adverse change from your status, title, position or responsibilities as in effect immediately prior thereto; the assignment to you of any duties or responsibilities which, in your reasonable judgment, are inconsistent with your status, title, position or responsibilities; or any removal of you from or failure to reappoint or reelect you to any of such offices or positions, except in connection with the termination of your employment for disability, Cause, as a result of your death or by you other than for Good Reason;

                    (2)  a reduction in your annual base salary;

                    (3) any change in location of your place of employment to a location other than Parsippany, New Jersey without your consent,

                    (4) the failure by GPU to pay to you any portion of your current compensation or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of GPU in which you participated, within seven (7) days of the date such compensation is due;

                    (5) the failure by GPU to (A) continue in effect (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which you






          were participating immediately prior to the Change in Control, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to you or (B) provide you with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice in which you were participating immediately prior to the Change in Control;

                    (6) the failure of GPU to obtain a satisfactory agreement from any successors or assigns to assume and agree to honor and perform GPU's obligations under this Agreement; or

               (b)  Any event or condition described in clauses (1) through
          (6) which occurs (1) within six (6) months prior to a Change in Control or (2) prior to a Change in Control but which you reasonably demonstrate (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party") or (B) otherwise arose in connection with, or in anticipation of a Change in Control which has been threatened or proposed, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to a Change in Control.































